July 2016

Preliminary Terms No. 985

 Registration Statement No. 333-200365

Dated July 6, 2016

 Filed pursuant to Rule 433

Morgan Stanley

Structured Investments

Opportunities in International Equities

Contingent Income Auto-Callable Securities with Upside Participation Feature at Maturity Based on the Performance of the iShares® MSCI EAFE ETF due July 31, 2018

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley. The securities will pay no interest, provide for the minimum return of only 10% of the stated principal amount at maturity and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities will be automatically redeemed if the closing price of the underlying shares (multiplied by the then-current adjustment factor) on the first determination date is greater than or equal to the initial share price, for an early redemption payment that will correspond to a per-annum return of approximately 7.00%. No further payments will be made on the securities once they have been redeemed, and the investor will not participate in any appreciation of the underlying shares if the securities are redeemed early. At maturity, if the securities have not previously been redeemed and the final share price is greater than or equal to the initial share price, investors will receive the greater of a (i) fixed positive return that will correspond to a return of approximately 7.00% per annum and (ii) a return reflecting the appreciation of the underlying shares over the term of the securities. If the securities are not automatically redeemed prior to maturity and the final share price is less than the initial share price but greater than or equal to 90% of the initial share price, which we refer to as the threshold price, investors will receive the stated principal amount of their investment. However, if the securities are not automatically redeemed prior to maturity and the final share price is less than the threshold price, investors will be exposed to the decline in the level of the underlying shares beyond the buffer amount of 10%, and investors will lose some or a significant portion of their initial investment. These securities are for investors who are willing to risk their principal and forego current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the closing price of the underlying shares is at or above the initial share price on either determination date. The payment at maturity may be significantly less than the stated principal amount, and you could lose up to 90% of your investment. The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose a significant portion or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:		Morgan Stanley
Underlying shares:		Shares of the iShares® MSCI EAFE ETF (the “Fund”)
Aggregate principal amount:		$
Stated principal amount:		$1,000 per security
Issue price:		$1,000 per security
Pricing date:		July 26, 2016
Original issue date:		July 29, 2016 (3 business days after the pricing date)
Maturity date:		July 31, 2018
Early redemption:		If, on the first determination date, the closing price of the underlying shares (multiplied by the then-current adjustment factor) is greater than or equal to the initial share price, the securities will be automatically redeemed for the early redemption payment on the early redemption date.
Early redemption payment:		The early redemption payment will be $1,070 per stated principal amount. No further payments will be made on the securities once they have been redeemed.
Determination dates:		1st determination date: July 26, 2017 Final determination date: July 26, 2018 The determination dates are subject to postponement for non-trading days and certain market disruption events.
Early redemption date:		The third business day after the 1st determination date
Initial share price:		$ , which is the closing price of one underlying share on the pricing date
Final share price:		The closing price of one underlying share on the final determination date times the adjustment factor on such date
Adjustment factor:		1.0, subject to adjustment in the event of certain events affecting the underlying shares
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•     If the final share price is greater than or equal to the initial share price:

the greater of (i) $1,140 and (ii) $1,000 x share performance factor

•     If the final share price is less than the initial share price but is greater than or equal to the threshold price:

$1,000

•     If the final share price is less than the threshold price:

$1,000 x (share performance factor + buffer amount)

In this scenario, the payment at maturity will be less than the stated principal amount, subject to the minimum payment at maturity of $100 per security.

Buffer amount:		10%
Minimum payment at maturity:		$100 per security
Threshold price:		$ , which is equal to 90% of the initial share price
Share performance factor:		Final share price divided by the initial share price
CUSIP:		61761J3J6
ISIN:		US61761J3J68
Listing:		The securities will not be listed on any securities exchange.
Agent:		Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:		Approximately $961.90 per security, or within $15.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to issuer(3)
Per security	$1,000	$
		$	$
Total	$	$	$
(1)	The price to public for investors purchasing the securities in fee-based advisory accounts will be $985 per security.

(2)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each security they sell; provided that dealers selling to investors purchasing the securities in fee-based advisory accounts will receive a sales commission of $ per security. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)	See “Use of proceeds and hedging” on page 17.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

Product Supplement for Auto-Callable Securities dated February 29, 2016

Index Supplement dated February 29, 2016           ProsProspectus dated February 16, 2016

Morgan Stanley

Contingent Income Auto-Callable Securities Based on the Performance of the iShares® MSCI EAFE ETF due July 31, 2018

Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities Based on the Performance of the iShares® MSCI EAFE ETF due July 31, 2018 (the “securities”) do not provide for the regular payment of interest and provide for the minimum return of only 10% of the stated principal amount at maturity. The securities will be automatically redeemed if the closing price of the underlying shares (multiplied by the then-current adjustment factor) on the first determination date is greater than or equal to the initial share price, for an early redemption payment that will correspond to a per-annum return of approximately 7.00%, as described below. At maturity, if the securities have not previously been redeemed and the final share price is greater than or equal to the initial share price, investors will receive the greater of a (i) fixed positive return that will correspond to a return of approximately 7.00% per annum and (ii) a return reflecting the appreciation of the underlying shares over the term of the securities. If the securities are not automatically redeemed prior to maturity and the final share price is less than the initial share price but greater than or equal to the threshold price, which is 90% of the initial share price, investors will receive the stated principal of $1,000. However, if the securities are not automatically redeemed prior to maturity and the final share price is less than the threshold price, investors will be exposed on a 1:1 basis to the percentage decline in the index value beyond the buffer amount of 10%. Accordingly, 90% of your principal is at risk (e.g., a 50% depreciation in the index will result in the payment at maturity of $600 per security).

Maturity:	Approximately 2 years
Automatic early redemption annually:	If, on the first determination date, the closing price of the underlying shares (multiplied by the then-current adjustment factor) is greater than or equal to the initial share price, the securities will be automatically redeemed for the early redemption payment on the early redemption date.
Early redemption payment:	The early redemption payment will be $1,070 per stated principal amount. No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•     If the final share price is greater than or equal to the initial share price:

the greater of (i) $1,140 or (ii) $1,000 x share performance factor

•     If the final share price is less than the initial share price but greater than or equal to the threshold price:

$1,000

•     If the final share price is less than the threshold price:

$1,000 x (share performance factor + buffer amount)

In this scenario, the payment at maturity will be less than the stated principal amount, subject to the minimum payment at maturity of $100 per security.

Buffer amount:	10%
Minimum payment at maturity:	$100 per security. You could lose up to 90% of the stated principal amount of the securities.

July 2016	Page 2

Morgan Stanley

Contingent Income Auto-Callable Securities Based on the Performance of the iShares® MSCI EAFE ETF due July 31, 2018

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $961.90, or within $15.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amount, the threshold price, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

July 2016	Page 3

Morgan Stanley

Contingent Income Auto-Callable Securities Based on the Performance of the iShares® MSCI EAFE ETF due July 31, 2018

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed for an early redemption amount corresponding to a return of approximately 7.00% per annum if the closing price of the underlying shares (multiplied by the then-current adjustment factor) on the first determination date is greater than or equal to the initial share price.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities, subject to the minimum payment at maturity of $100 per security.

Scenario 1: The securities are redeemed prior to maturity	When the closing price of the underlying shares (multiplied by the then-current adjustment factor) is greater than or equal to the initial share price on the first determination date, the securities will be automatically redeemed for the early redemption payment on the early redemption date, corresponding to a return of approximately 7.00% per annum. Investors do not participate in any appreciation of the underlying shares.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity	This scenario assumes that the closing price of the underlying shares (multiplied by the then-current adjustment factor) is below the initial share price on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price is at or above the initial share price. At maturity, investors will receive a cash payment per security equal to the greater of (i) $1,140 and (ii) $1,000 times the share performance factor. Under the terms of the securities, if the securities are not redeemed early, an investor would receive a payment at maturity of $1,140 per security if the final share price has increased by no more than 14% from the initial share price, and would receive $1,000 plus an amount that represents a 1-to-1 participation in the appreciation of the underlying shares if the final share price has increased from the initial share price by more than 14%.
Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity	This scenario assumes that the closing price of the underlying shares (multiplied by the then-current adjustment factor) is below the initial share price on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price is below the initial share price but at or above the threshold price of 90% of the initial share price. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000.
Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity	This scenario assumes that the closing price of the underlying shares (multiplied by the then-current adjustment factor) is below the initial share price on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price is below the threshold price. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor plus the buffer amount of 10%. Under these circumstances, the securities pay less than the stated principal amount by an amount proportionate to the decline in the final share price from the initial share price beyond the buffer amount of 10%, subject to the minimum payment at maturity of $100 per security.

July 2016	Page 4

Morgan Stanley

Contingent Income Auto-Callable Securities Based on the Performance of the iShares® MSCI EAFE ETF due July 31, 2018

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing price of the underlying shares on the first determination date, and the payment at maturity will be determined by reference to the final share price on the final determination date. The actual initial share price and threshold price will be determined on the pricing date. Some numbers appearing in the examples below may have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples assume that there are no adjustments to the adjustment factor and are based on the following terms:

Hypothetical Initial Share Price:	$50
Hypothetical Threshold Price:	$45, which is 90% of the hypothetical initial share price
Early Redemption Payment:	The early redemption payment will be $1,070 per stated principal amount. No further payments will be made on the securities once they have been redeemed.
Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•     If the final share price is greater than or equal to the initial share price:

the greater of (i) $1,140 and (ii) $1,000 x share performance factor

•     If the final share price is less than the initial share price but greater than or equal to the threshold price:

$1,000

•     If the final share price is less than the threshold price:

($1,000 × share performance factor) + $100

In this scenario, the payment at maturity will be less than the stated principal amount, subject to the minimum payment at maturity of $100 per security.

Stated Principal Amount:	$1,000

Automatic Call:

Example 1 — the securities are redeemed following the first determination date

Date	Closing Price	Payment (per Security)

1st Determination Date	$80 (at or above the initial share price, securities are automatically redeemed)	$1,070

In this example, the closing price of the underlying shares on the first determination date is at or above the initial share price. Therefore the securities are automatically redeemed on the early redemption date. Investors will receive $1,070 per security on the related early redemption date, corresponding to an annual return of approximately 7.00%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying shares.

July 2016	Page 5

Morgan Stanley

Contingent Income Auto-Callable Securities Based on the Performance of the iShares® MSCI EAFE ETF due July 31, 2018

Principal at Risk Securities

Payment at Maturity

In the following examples, the closing price on the first determination date is less than the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — the final share price is at or above the initial share price

Date	Closing Price	Payment (per Security)

1st Determination Date	$47 (below the initial share price, securities are not redeemed)	--

Final Determination Date	$60 (at or above the initial share price)	the greater of: (i) $1,140 and (ii) $1,000 × share performance factor = $1,000 x 120% = $1,200 Payment at maturity = $1,200

In this example, the closing price is below the initial share price on the first determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the underlying shares have appreciated 20% from the hypothetical initial share price. At maturity, investors receive the greater of (i) $1,140 and (ii) $1,000 times the share performance factor. Because the underlying shares have appreciated 20% from the hypothetical initial share price, the payment at maturity is $1,200 per security.

Example 2 — the final share price is at or above the initial share price

Date	Closing Price	Payment (per Security)

1st Determination Date	$47 (below the initial share price, securities are not redeemed)	--

Final Determination Date	$55 (at or above the initial share price)	the greater of (i) $1,140 and (ii) $1,000 × share performance factor Payment at maturity = $1,140

In this example, the closing price is below the initial share price on the first determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the underlying shares have appreciated 10% from the hypothetical initial share price. At maturity, investors receive the greater of (i) $1,140 and (ii) $1,000 times the share performance factor. Because the underlying shares have appreciated 10% from the hypothetical initial share price, the payment at maturity is $1,140 per security.

Example 3 — the final share price is below the initial share price but at or above the threshold price

Date	Closing Price	Payment (per Security)

1st Determination Date	$47 (below the initial share price, securities are not redeemed)	--

Final Determination Date	$46 (below the initial share price, but above the threshold price)	$1,000

July 2016	Page 6

Morgan Stanley

Contingent Income Auto-Callable Securities Based on the Performance of the iShares® MSCI EAFE ETF due July 31, 2018

Principal at Risk Securities

In this example, the closing price is below the initial share price on the first determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the final share price is below the initial share price but at or above the threshold price, and accordingly, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security.

Example 4 — the final share price is below the threshold price

Date	Closing Price	Payment (per Security)

1st Determination Date	$47 (below the initial share price, securities are not redeemed)	--

Final Determination Date	$25 (below the threshold price)	$1,000 x (share performance factor + buffer amount) = $1,000 x (50% + 10%) = $600

In this example, the closing price is below the initial share price on the first determination date, and therefore the securities are not redeemed prior to maturity. Because the final share price is less than the threshold price, investors lose some of their investment in an amount proportionate to the decline in the final share price from the initial share price beyond the buffer amount of 10%. The payment at maturity is $600 per security, representing a loss of 40% of the stated principal amount.

If the securities are not redeemed prior to maturity and the final share price is less than the threshold price, you will lose some or a significant portion of your investment in the securities.

July 2016	Page 7

Morgan Stanley

Contingent Income Auto-Callable Securities Based on the Performance of the iShares® MSCI EAFE ETF due July 31, 2018

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest and provide for the minimum payment at maturity of only 10% of your principal. The terms of the securities differ from those of ordinary debt securities in that we will not pay you any interest and the securities provide for the minimum return of only 10% of the stated principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final share price is less than the threshold price, you will be exposed to the percentage decline in the value of the underlying shares over the term of the securities beyond the buffer amount of 10%. You could lose up to 90% of your investment.

▪	If the securities are automatically redeemed, the appreciation potential of the securities is limited by the fixed early redemption payment specified for the first determination date. If the securities are automatically redeemed following the first determination date, the appreciation potential of the securities is limited to the fixed early redemption payment specified for such determination date. No further payments will be made on the securities once they have been redeemed, and you will not participate in any appreciation of the underlying shares if the securities are redeemed early.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including the trading price, volatility (frequency and magnitude of changes in value) and dividends of the underlying shares and of the stocks composing the MSCI EAFE IndexSM (the “share underlying index”), interest and yield rates in the market, time remaining until the securities mature, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equities markets generally and which may affect the final share price of the underlying shares, the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the shares comprising the share underlying index trade, the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and any actual or anticipated changes in our credit ratings or credit spreads. The price of the underlying shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “iShares® MSCI EAFE ETF Overview” below.

▪	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley’s credit risk is likely to adversely affect the market value of the securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its

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Morgan Stanley

Contingent Income Auto-Callable Securities Based on the Performance of the iShares® MSCI EAFE ETF due July 31, 2018

Principal at Risk Securities

bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Investing in the securities is not equivalent to investing in the underlying shares or the stocks composing the MSCI EAFE IndexSM. Investing in the securities is not equivalent to investing in the underlying shares, the MSCI EAFE IndexSM or the stocks that constitute the MSCI EAFE IndexSM. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the MSCI EAFE IndexSM.

▪	The price of the underlying shares is subject to currency exchange risk. Because the price of the underlying shares is related to the U.S. dollar value of stocks underlying the MSCI EAFE IndexSM, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI EAFE IndexSM, the price of the underlying shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE IndexSM and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI EAFE IndexSM and the United States and other countries important to international trade and finance.

▪	There are risks associated with investments in securities, such as the securities, linked to the value of foreign equity securities. The underlying shares track the performance of the MSCI EAFE IndexSM, which is linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

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Morgan Stanley

Contingent Income Auto-Callable Securities Based on the Performance of the iShares® MSCI EAFE ETF due July 31, 2018

Principal at Risk Securities

▪	Adjustments to the underlying shares or to the MSCI EAFE IndexSM could adversely affect the value of the securities. As the investment adviser to the iShares® MSCI EAFE ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE IndexSM. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the iShares® MSCI EAFE ETF. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI EAFE IndexSM. MSCI may add, delete or substitute the stocks constituting the MSCI EAFE IndexSM or make other methodological changes that could change the value of the MSCI EAFE IndexSM. MSCI may discontinue or suspend calculation or publication of the MSCI EAFE Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued MSCI EAFE IndexSM and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of the Fund, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund. The Fund does not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the Fund and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the Fund may impact the variance between the performances of the Fund and the share underlying index. Finally, because the shares of the Fund are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from the net asset value per share of the Fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the Fund may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the Fund, and their ability to create and redeem shares of the Fund may be disrupted. Under these circumstances, the market price of shares of the Fund may vary substantially from the net asset value per share of the Fund or the level of the share underlying index.

For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund.  Any of these events could materially and adversely affect the price of the shares of the Fund and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the Fund on the final determination date, even if the Fund’s shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the Fund.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our

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secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the shares of the iShares® MSCI EAFE ETF. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the shares of the iShares® MSCI EAFE ETF. However, the calculation agent will not make an adjustment for every event that could affect the shares of the iShares® MSCI EAFE ETF. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

▪	Hedging and trading activity by our subsidiaries could potentially affect the value of the securities. One or more of our subsidiaries and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares or the MSCI EAFE IndexSM), including trading in the underlying shares and in other instruments related to the underlying shares or the MSCI EAFE IndexSM. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our subsidiaries also trade the underlying shares or the stocks that constitute the MSCI EAFE IndexSM and other financial instruments related to the MSCI EAFE IndexSM on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price, and, therefore, could increase the price at or above which the shares of the iShares® MSCI EAFE ETF must close on the final determination date (if the securities are not called) so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the closing price of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity.

▪	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, the threshold price, the final share price, whether the securities will be redeemed following the first determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factor and the payment that you will receive upon an early redemption or at maturity. Moreover, certain determinations made by MS & Co. in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, certain adjustments to the adjustment factor, the selection of a successor index or calculation of the closing price of the underlying shares in the event of a market disruption event or

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discontinuance of the underlying shares or the share underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alternation of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Tax Considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA Legislation” in the accompanying product supplement for auto-callable securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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iShares® MSCI EAFE ETF Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE IndexSM. The iShares® MSCI EAFE ETF is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares® MSCI EAFE ETF is accurate or complete.

Information as of market close on July 1, 2016:

Bloomberg Ticker Symbol:	EFA UP
Current Share Price:	$55.82
52 Weeks Ago:	$63.90
52 Week High (on 7/20/2015):	$65.46
52 Week Low (on 2/11/2016):	$51.38

The following graph sets forth the daily closing price of the underlying shares for the period from January 1, 2011 through July 1, 2016. The related table sets forth the published high and low closing prices as well as the end-of-quarter closing prices of the underlying shares for each quarter in the same period. The closing price of the underlying shares on July 1, 2016 was $55.82. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical prices of the underlying shares should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the underlying shares on any determination date, including the final determination date.

Shares of the iShares® MSCI EAFE ETF Daily Closing Prices January 1, 2011 to July 1, 2016

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iShares® MSCI EAFE ETF (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
2011
First Quarter	61.91	55.31	60.09
Second Quarter	63.87	57.10	60.14
Third Quarter	60.80	46.66	47.75
Fourth Quarter	55.57	46.45	49.53
2012
First Quarter	55.80	49.15	54.90
Second Quarter	55.51	46.55	49.96
Third Quarter	55.15	47.62	53.00
Fourth Quarter	56.88	51.96	56.82
2013
First Quarter	59.89	56.90	58.98
Second Quarter	63.53	57.03	57.38
Third Quarter	65.05	57.55	63.79
Fourth Quarter	67.06	62.71	67.06
2014
First Quarter	68.03	62.31	67.17
Second Quarter	70.67	66.26	68.37
Third Quarter	69.25	64.12	64.12
Fourth Quarter	64.51	59.53	60.84
2015
First Quarter	65.99	58.48	64.17
Second Quarter	68.42	63.49	63.49
Third Quarter	65.46	56.25	57.32
Fourth Quarter	62.06	57.50	58.75
2016
First Quarter	57.80	51.38	57.13
Second Quarter	59.87	55.33	58.33
Third Quarter (through July 1, 2016)	55.82	55.82	55.82

This document relates only to the securities offered hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

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iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI EAFE IndexSM. The MSCI EAFE IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”). The index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE Index,SM see the information set forth under “MSCI EAFE IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Share underlying index:	MSCI EAFE IndexSM
Postponement of maturity date:	If the final determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed, and no adjustment will be made to the payment at maturity paid on such postponed date.
Denominations:	$1,000 per security and integral multiples thereof
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the  securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪ Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Tax Treatment of the Securities—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

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Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities, by entering into hedging transactions with our subsidiaries and/or third party dealers. We expect our hedging counterparties to take positions in underlying shares, futures and options contracts on the underlying shares, and any component stocks of the share underlying index listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the price of the underlying shares on the pricing date, and therefore increase the price at or above which the underlying shares must close on the final determination date (if the securities are not called) so that investors do not suffer a loss on their initial investment in the securities. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares or component stocks of the share underlying index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying shares, and, therefore, adversely affect the value of the securities or the payment you will receive on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the

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assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

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(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)   our interests are adverse to the interests of the purchaser or holder; and

(v)    neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $    for each security they sell; provided that dealers selling to investors purchasing the securities in fee-based advisory accounts will receive a sales commission of $    per security.

MS & Co. is our wholly owned subsidiary, and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:	Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

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Morgan Stanley

Contingent Income Auto-Callable Securities Based on the Performance of the iShares® MSCI EAFE ETF due July 31, 2018

Principal at Risk Securities

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated February 29, 2016

Index Supplement dated February 29, 2016

Prospectus dated February 16, 2016

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus. As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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